Exhibit 99.1

Healthcare Trust, Inc.

Q3'23 Company Overview

HTI
HEALTHCARE TRUST INC

HTI is a $2.6 billion[(1)] healthcare REIT with a high-quality portfolio focused on two segments, Medical Office Buildings ("MOB") and Senior Housing Operating Properties ("SHOP")

High Quality Portfolio	✓ High-quality portfolio featuring 204 properties that are 77% MOB and 23% SHOP[(2)] ✓ Strong leasing momentum in the MOB portfolio demonstrated by 17 new leases in Q3'23 totaling 40,472 SF and $1.0 million in SLR. HTI has a forward Leasing Pipeline[(3)] of 12,472 SF that, upon commencement, is expected to further increase MOB portfolio Occupancy[(3)] to 91.1%[(4)] from 90.9% ✓ Proactive MOB leasing activity with 27 lease renewals completed in Q3'23 totaling over 148,000 SF. Year to date[(5)], HTI completed 62 lease renewals totaling over 355,500 SF at a positive Lease Renewal Rental Spread[(3)] of 7.8% ✓ Geographically diversified portfolio across 33 states with select concentrations in states that management believes to have favorable demographic tailwinds
Diligent Acquisition Program[(7)]	✓ HTI is negotiating the acquisition of a four-property portfolio which brings total YTD 2023 closed and pipeline acquisitions to nearly $48 million at an average going-in cap rate of 7.0% and a weighted average lease term remaining of 11.7 years
Resilient Performance	✓ MOB portfolio NOI improved by 2.1% to $24.3 million in Q3'23 from $23.8 million in Q3'22 as revenues continued to increase as a result of accretive acquisitions and favorable leasing ✓ SHOP portfolio revenue improved by 3.4% to $52 million in Q3'23 from $50 million in Q3'22 as a result of increased rental rates ✓ Collected nearly 100% of MOB Cash Rent[(6)] due in Q3'23 ✓ HTI's exposure to MOB, which management believes to have more predictable cash flows than SHOP assets, was 77%[(2)] as of Q3'23 ✓ As of Q3'23, HTI maintained Net Leverage[(3)] of 39.4%
Experienced Management Team	✓ Proven track record with significant public REIT market experience ✓ Dedicated SHOP management team that collectively has over 80 years of SHOP operating experience

(1) Based on total real estate investments, at cost of approximately $2.6 billion, net of gross market lease intangible liabilities of $8.5 million as of September 30, 2023.
(2) Percentages are based on NOI for the three months ended September 30, 2023. See appendix for Non-GAAP reconciliations.
(3) See Definitions in the Appendix for a full description.
(4) Leasing Pipeline data as of November 1, 2023. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured.
(5) Renewal leasing activity from January 1, 2023 through September 30, 2023.
(6) As of October 24, 2023. See Definitions in the Appendix for a full description.
(7) Refer to page 6 for additional information.

2

Portfolio Snapshot

HTI HEALTHCARE TRUST INC

HTI's dynamic portfolio features an MOB portfolio that is approximately 91% occupied with embedded long-term cash rent growth and an over 4,100-unit SHOP portfolio with significant Occupancy upside that is operated by four[1] operators

($ in millions and SF in thousands)	MOB	SHOP
Rentable Square Feet / Units (SHOP)	5,153	3,858
Properties	156	46
States	29	13
Real Estate assets at cost[2]	$1,466	$1,129
Percentage of NOI	77.4%	22.6%
Occupancy[3]	90.9%	74.1%
Average Annual Base Cash Rent Escalations	2.2%[4]	Market Rates
Weighted Average Remaining Lease Term[3]	4.8 Years	N/A




AAMC



(1) Effective September 30, 2023, HTI terminated the contract of one SHOP operator responsible for the operation of 20 SHOP assets. A new operator has assumed responsibilities, and the transition is expected to be completed in Q4 2023.
(2) Based on total real estate investments, at cost of approximately $2.6 billion, net of gross market lease intangible liabilities of $8.5 million as of September 30, 2023.
(3) See Definitions in the Appendix for a full description. For the SHOP portfolio, based on unit count as of September 30, 2023.
(4) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 90% of HTI's MOB leases include such provisions, of which approximately 97% of leases are fixed-rate, 3% are based on the Consumer Price Index.

3

Dynamic Portfolio Fundamentals

HTI is focused on deploying capital into select, high-quality MOB and SHOP assets throughout the United States and increasing portfolio Occupancy

Portfolio Highlights

- ✓ MOB portfolio that is diversified across 29 states and features long-term net leases to credit-worthy tenants with an average annual base cash rent escalation of 2.2% on approximately 90% of leases
- ✓ Actively managed and resilient SHOP portfolio with significant Occupancy upside that is operated by four operators
- ✓ Geographically diversified across 33 states with select state concentrations that management believes to have favorable demographic tailwinds
- ✓ Collected nearly 100% of the original Cash Rent due across the MOB portfolio in Q3'23

High-Quality Portfolio



23%
$31 million
NOI(1)
77%
MOB
SHOP

Diversified Geographically Across 33 States



MOB
SHOP

Select Geographic Mix



Top 10
States(2)
PA 16%
FL 12%
IL 10%
GA 9%
AZ 6%
IA 6%
CA 5%
MI 5%
TX 4%
WI 4%
Other 23%

(1) Percentages are based on NOI for the three months ended September 30, 2023. See appendix for a reconciliation of aggregate NOI to aggregate GAAP net income.
(2) Based on square feet as of September 30, 2023.

4

x DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of $21 billion (1) x Streamlined SHOP portfolio to only four (2) operators, including two industry leaders, as compared to over 15 operators in 2019 x Developed strong tenant relationships with leading medical institutions such as UPMC, a leading health enterprise with over 95,000 employees and 800 clinical locations x HTI remains committed to developing strong partnerships with leading healthcare brands which HTI believes benefits patients and other stakeholders Strategic Partners HTI leases its properties to top healthcare brands in well - established markets MOB SHOP (1) Market capitalization data as of September 30, 2023. (2) Effective September 30, 2023, HTI terminated the contract of one SHOP operator responsible for the operation of 20 SHOP asset s. A new operator has assumed responsibilities, and the transition is expected to be completed in Q4 2023.

Diligent Acquisition Program

HTI HEALTHCARE TRUST INC

HTI has a four-property Acquisition Pipeline(1)(2) which brings the total YTD 2023 closed and pipeline acquisitions to $48 million at an average going-in cap rate of 7.0% and a weighted average lease term remaining of 11.7 years

($ in millions, square feet in thousands and lease term remaining in years)

2023 Closed Transactions	Property Type	State	Number of Properties	Square Feet	Purchase Price(3)	Avg. Cap Rate(2)	Wtd. Avg. Lease Term Remaining(4)	Closed
Hope Orthopedics	MOB: Single-Tenant	OR	4	55	$20.0		12.0	Q1'23
St. Peter's MOB	MOB: Single-Tenant	NY	1	17	$5.2		5.0	Q1'23
OSF Healthcare Two-Pack	MOB: Single-Tenant	IL	2	21	$9.8		9.5	Q3'23
Total Closed as of Q3'2023			**7**	**93**	**$35.0**	**6.8%**	**10.2**	

2023 Acquisition Pipeline(5)	Property Type	State	Number of Properties	Square Feet	Purchase Price(3)	Avg. Cap Rate(2)	Wtd. Avg. Lease Term Remaining(4)	Signed LOI(6)
4-Property MOB Portfolio	MOB: Single-Tenant	IN	4	41	$12.6		14.8	Q4'23
Total Pipeline 2023			**4**	**41**	**$12.6**	**7.6%**	**14.8**	
Total 2023 Closed Transactions + 2023 Pipeline			**11**	**134**	**$47.6**	**7.0%**	**11.7**	

(1) Assumes that non-binding letters of intent will lead to definitive acquisitions that will close on their contemplated terms, which is not assured. The Acquisition Pipeline should not be considered an indication of future performance.
(2) See Definitions in the Appendix for a full description.
(3) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the nine months ended September 30, 2023, were $0.2 million.
(4) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions.
(5) Acquisition Pipeline data as of November 1, 2023. Assumes executed LOIs lead to definitive acquisitions on their contemplated terms, which is not assured.
(6) The LOI is subject to conditions, and there can be no assurance this, or any, acquisition will be completed on the contemplated terms, or at all.

6

Capitalization Highlights

HTI
Healthcare Trust Inc

In Q3'23, HTI continued to manage its capital structure to ensure financial flexibility and acquisition capacity by maintaining conservative Net Leverage[1] and adequate cash and cash equivalents

Debt Capitalization *($mm)*	**Q3'23**
Mortgage Notes Payable	$822
Fannie Mae Master Revolving Credit Facilities	$348
Total Secured Debt	**$1,170**
Total Unsecured Debt	**$0**
Total Debt	**$1,170**
Economic Interest Rate[1]	**5.0%**

Key Capitalization Metrics *($mm)*	**Q3'23**
Net Debt[1]	$1,119
Cash and Cash Equivalents	**$51**
Net Leverage	**39.4%**

Balanced Capital Structure

Mortgage Debt

- HTI has $821.7 million of fixed-rate[2] mortgages notes payable, secured by 132 MOBs and four SHOPs, with an aggregate gross asset value of $1.3 billion. These mortgages bear interest at a weighted average annual rate of 4.6%, and have varying maturities through 2047, with the earliest being a $12.8 million mortgage note payable due January 2025.

Credit Facilities

- Fannie Mae Master Credit Facilities: Consists of two facilities between KeyBank and Capital One. The credit facilities had an Economic Interest Rate[1] of 5.9%[3] as of September 30, 2023, and mature in 2026

Borrowings under HTI's Fannie Mae Credit Facilities are capped[4] at an attractive 3.5% SOFR rate, which is significantly less than the spot SOFR rate of 5.3%[5] as of November 14th, 2023

Note: Metrics as of and for the three months ended September 30, 2023.
(1) See Definitions in the Appendix for a full description.
(2) Includes mortgages fixed by designated interest rate "pay-fixed" swap agreements.
(3) The GAAP weighted average interest rate on HTI's borrowings, not accounting for the economic impact of all hedging instruments, was 7.9% as of September 30, 2023.
(4) HTI has no interest rate cap expirations until April 2024.
(5) Source: Federal Reserve Bank of New York.

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Key Operating Highlights

HTI
HEALTHCARE TRUST INC

In Q3'23, HTI acquired two MOB assets, continued to lease vacant space, increased MOB NOI and SHOP revenue, and proactively developed a 12,472 SF forward Leasing Pipeline(1)(2) that is expected to increase MOB Occupancy(1) to 91.1%(2)

Operating Highlights

- ✓ MOB portfolio NOI improved by 2.1% to $24.3 million in Q3'23 from $23.8 million in Q3'22 as revenues continued to increase as a result of accretive acquisitions and favorable leasing
- ✓ SHOP portfolio revenue improved by 3.4% to $52 million in Q3'23 from $50 million in Q3'22 as a result of increased rental rates
- ✓ HTI has a forward Leasing Pipeline(1)(2) of 12,472 SF that, upon commencement, is expected to further increase MOB portfolio Occupancy(1) to 91.1%(2) from 90.9%
- ✓ HTI completed 27 renewals across 148,269 SF during Q3'23 at a positive Lease Renewal Rental Spread(1) of 10.7%, proactively strengthening future NOI growth and maintaining healthy WALT within the portfolio

Durable and Resilient MOB NOI Performance(3)



$23.8 mm
+2.1%
$24.3 mm
Q3'22
Q3'23

10.7% Q3 MOB Lease Renewal Rental Spread(1)



$3.5 mm
10.7%
$3.9 mm
Previous SLR
SLR with new extensions

12,472 SF MOB Forward Leasing Pipeline(1)(2)



Occupancy
90.9%
+0.2%
91.1%
Q3'23
Q3'23 + Forward Leasing Pipeline(1)(2)

(1) See Definitions in the Appendix for a full description.
(2) Leasing Pipeline data as of November 1, 2023. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured.
(3) Percentages are based on NOI. See appendix for Non-GAAP reconciliations.

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Company Highlights

HTI HEALTHCARE TRUST INC

In the third quarter, HTI continued to focus on increasing MOB NOI, acquiring high-quality MOB assets, improving SHOP revenue, and maintaining a conservative balance sheet

- ✓ ***High-Quality Portfolio*** of 204 properties comprised of 77% MOB and 23% SHOP properties(1)
- ✓ ***Diligent Acquisition Program***(2) with total YTD 2023 closed and pipeline acquisitions of $48 million at a weighted average going-in cap rate of 7.0% and a weighted average lease term remaining of 11.7 years
- ✓ ***Resilient MOB Performance*** with an increase in MOB NOI to $24.3 million in Q3'23 compared to $23.8 million in Q3'22 and a YTD Lease Renewal Rental Spread(3) of 7.8% across 355,769 SF
- ✓ ***Improving SHOP Revenue*** in Q3'23 to $52.0 million from $50.3 million in Q3'22, a 3.4% year-over-year increase as a result of increased rental rates
- ✓ ***Streamlined SHOP Portfolio*** consisting of only four(4) operators, including two industry leaders
- ✓ ***Collected*** nearly 100% of the original Cash Rent due from the MOB portfolio in Q3'23
- ✓ ***Prudent Capitalization*** as of Q3'23 with Net Leverage(3) of 39.4%
- ✓ ***Experienced Management Team*** with a proven track record and significant public REIT experience

(1) Percentages based on NOI for the three months ended September 30, 2023. See appendix for Non-GAAP reconciliations.
(2) See page 6 for further details.
(3) See Definitions in the Appendix for a full description.
(4) Effective September 30, 2023, HTI terminated the contract of one SHOP operator responsible for the operation of 20 SHOP assets. A new operator has assumed responsibilities, and the transition is expected to be completed in Q4 2023.

9

Experienced Leadership Team (1) Scott Lappetito Chief Financial Officer, Secretary, and Treasurer Mr. Lappetito currently serves as the Chief Financial Officer, Treasurer and Secretary for HTI. Mr. Lappetito previously served as chief accounting officer from April 2019 until December 2021, and was the company’s controller from November 2017 through April 2019. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Leslie D. Michelson Non - Executive Chairman, Audit Committee Chair Mr. Michelson has served as the chairman of Private Health Management, a retainer - based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. David Ruggiero Vice President, Acquisitions Mr. Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions. Mr. Ruggiero has over 30 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University. Trent Taylor Senior Vice President, Asset Management Mr. Taylor currently serves as Vice President at the Company’s advisor with a primary focus on asset management and leasing. Mr. Taylor has over 16 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida. Michael Anderson Chief Executive Officer Mr. Anderson was appointed Chief Executive Officer in September 2023. Mr. Anderson has served as General Counsel of AR Global Investments, where he advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies. He earned a J.D. with Summa Cum Laude honors from the University of Mississippi School of Law and a BA from University of Arizona.

Dedicated SHOP Team Core team collectively have over 80 years of SHOP experience and have been with HTI’s Advisor for nearly five years. This experienced group plays an essential role in managing HTI’s SHOP portfolio Kimberly Holmes Vice President, Operational Analytics x 25 - year career in senior housing and hospitality x Her work on financial analysis, planning and benchmarking translates into operational plans and action items for the portfolio Lindsay Gordon Senior Vice President, Senior Housing x 27 - year career in senior housing in sales & operations at the community and regional level and corporate level x Her unique experience within senior housing helps support sales and operations for the portfolio Susan K. Rice, RN Vice President, Clinical Operations x 30 - year career in the healthcare industry x Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance Michelle Stepinksy Vice President, Sales and Marketing x 25 years of experience in senior housing x Her vast knowledge of senior living supports the sales & marketing efforts for the portfolio

Legal Notice

Disclaimer

References in this presentation to the "Company," "we," "us" and "our" refer to Healthcare Trust, Inc. ("HTI") and its consolidated subsidiaries.

The statements in this presentation that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 17, 2023 and all other filings with the Securities and Exchange Commission (the "SEC") after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI's subsequent reports. Please see slides 14 and 15 for further information. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 17, 2023 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

This presentation includes certain non-GAAP financial measures, including net operating income ("NOI"). NOI is a non-GAAP measure of our financial performance and should not be considered as an alternative to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The reconciliation of net income to NOI for the applicable periods is set forth on page 18 to this presentation.

13

Forward-Looking Statements

HTI
HEALTHCARE TRUST INC

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 17, 2023 and all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
- Our property portfolio has a high concentration of properties located in Florida. Our properties may be adversely affected by economic cycles and risks inherent to those states.
- Our loan agreement in connection with the Barclay's MOB Loan requires us to maintain a minimum balance of cash and cash equivalents totaling $12.5 million, which may restrict our ability to use cash that would otherwise be available to us.
- A reduction in our NOI can impact our ability to satisfy debt covenants and could adversely affect our business.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the global COVID-19 pandemic, including negative impacts on our tenants and operators and their respective businesses.
- Inflation and continuing increases in the inflation rate will have an adverse effect on our investments and results of operations.
- No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We focus on acquiring and owning a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.
- The healthcare industry is heavily regulated, and we, our tenants, and operators may be impacted by new or existing laws or regulations, or changes to these laws or regulations, such as the CARES Act and the auditing and reporting requirements instituted by the CARES Act.
- Loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue depends upon the success and economic viability of our tenants. Lease terminations, tenant default and bankruptcy have adversely affected and could in the future adversely affect our income and cash flow.
- We assume additional operating risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities.

14

Forward - Looking Statements (Continued) • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . Increases in interest rates could increase the amount of our debt payments. We will likely incur additional indebtedness in the future. • We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services requi red for us to conduct our operations and our operating performance may be impacted by an adverse changes in the financial health or reputation of our Advisor and our Property Manager. • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the A dvi sor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our mat ters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us. • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may re quire us to pay a termination fee in some cases. • Estimated Per - Share NAV may not accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us . • The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate struct ure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. • Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our bus iness combination opportunities. • We may fail to continue to qualify as a REIT.

Definitions Acquisition Pipeline : Includes LOIs fully executed by both parties as of November 1 , 2023 . There can be no assurance that the LOIs will lead to acquisitions on their current terms, or at all . Acquisition Pipeline should not be considered an indication of future performance . Annualized Straight - Line Base Rent : Represents the total contractual base rents on a straight - line basis to be received throughout the duration of the lease currently in place expressed as a per annum value . Includes adjustments for non - cash portions of rent . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property . The weighted average capitalization rate is based upon square feet . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter . We calculate “original Cash Rent collections” by comparing the total amount of rent collected during the period to the original Cash Rent due . Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements . Economic Interest Rate : Includes the economic impact of all hedging instruments . As of September 30 , 2023 , HTI had a weighted average interest rate of 5 . 6 % on its total borrowings, which does not include the impact of non - designated derivatives . Lease Renewal Rental Spread : Percentage change from prior lease annualized SLR to renewal lease annualized SLR . Lease Term Remaining : Current portfolio calculated from September 30 , 2023 . Weighted based on square feet . Leasing Pipeline : Includes (i) all leases fully executed by both parties as of November 1 , 2023 , but after September 30 , 2023 and (ii) all leases under negotiation with an executed LOI by both parties as of November 1 , 2023 . This represents four LOIs totaling 10 , 922 square feet and one fully executed lease totaling 1 , 550 square feet . There can be no assurance that the LOIs will lead to definitive leases or will commence on their current terms, or at all . Leasing Pipeline should not be considered an indication of future performance . Net Debt : Total gross debt of $ 1 . 2 billion less cash and cash equivalents of $ 51 . 0 million as of September 30 , 2023 . Net Leverage : Equal to “Net Debt” as defined above divided by the carrying value of total assets of approximately $ 2 . 2 billion (which includes cash and cash equivalents) plus accumulated depreciation and amortization of $ 663 . 5 million as of September 30 , 2023 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to revenue from tenants, less property operating and maintenance expenses . NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss) . Occupancy : For MOB properties, occupancy represents percentage of leased square feet divided by the respective total rentable square feet as of the date or period end indicated . For SHOP properties, occupancy represents total units occupied divided by total units available as of the date or period end indicated .

Reconciliation of Non - GAAP Metrics: NOI Three Months Ended September 30, 2023 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 33,657 $ 52,029 $ 85,686 Property operating and maintenance (9,379) (44,947) (54,326) NOI $ 24, 278 $ 7,082 $ 31,360 Impairment charges – Operating fees to related parties (6,397) Acquisition and transaction related (173) General and administrative (4,753) Depreciation and amortization (20,776) Interest expense (15,720) Interest and other income 258 Loss on sale of real estate investments (173) Gain on non - designated derivatives 406 Income tax expense (157) Net loss attributable to non - controlling interests 14 Allocation for preferred stock (3,450) Net loss attributable to common stockholders $ (19,561) Three Months Ended September 30, 2022 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 33,185 $ 50,275 $ 83,460 Property operating and maintenance (9,377) (41,821) (51,198) NOI $ 23,808 $ 8,454 $ 32,262 Impairment charges (8,949) Operating fees to related parties (6,333) Acquisition and transaction related (199) General and administrative (4,471) Depreciation and amortization (20,854) Interest expense (13,284) Interest and other income 10 Gain/Loss on sale of real estate investments 194 Gain on non - designated derivatives 1,826 Income tax expense (77) Net loss attributable to non - controlling interests 22 Allocation for preferred stock (3,450) Net loss attributable to common stockholders $ (23,303)

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